Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contact:

Carol Raeburn, Managing Director, Investor Relations, phone: 510/572-4450, e-mail: carol.raeburn@lamresearch.com

Lam Research Corporation Announces Financial Results for the Quarter Ended March 28, 2010

FREMONT, Calif., April 21, 2010—Lam Research Corporation (NASDAQ: LRCX) highlights for the March 2010 quarter were:

U.S. GAAP/Ongoing
(in thousands, except per share data and percentage)
• Revenue:	$632,763
• Operating Margin:	23.6%
• Net Income:	$120,301
• Diluted EPS:	$0.94

Lam Research Corporation today announced financial results for the quarter ended March 28, 2010. Revenue for the period was $632.8 million, gross margin was $292.9 million and net income was $120.3 million, or $0.94 per diluted share, compared to revenue of $487.2 million, gross margin of $223.2 million and net income of $69.6 million, or $0.54 per diluted share, for the December 2009 quarter. Shipments for the March 2010 quarter were $735 million compared to $519 million during the December 2009 quarter.

The Company’s ongoing results for the December 2009 quarter excluded certain costs for previously announced restructuring activities, the reversal of accrued liabilities due to final settlement of the remaining liabilities for Internal Revenue Code Section 409A related expenses, and the impairment of an investment. There were no adjustments to U.S. GAAP results to determine “ongoing” results for the March 2010 quarter. Management uses the presentation of ongoing gross margin, ongoing operating expenses, ongoing operating income, ongoing operating margin, ongoing net income, and ongoing net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of ongoing results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investor’s ability to view the Company’s results from management’s perspective. A table presenting a reconciliation of ongoing results to results under U.S. GAAP is included at the end of this press release and on the Company’s web site.

Ongoing net income was $120.3 million, or $0.94 per diluted share in the March 2010 quarter compared to ongoing net income of $60.7 million, or $0.47 per diluted share, for the December 2009 quarter. Ongoing gross margin for the March 2010 quarter was $292.9 million or 46.3%, compared to ongoing gross margin of $218.5 million, or 44.8%, for the December 2009 quarter. The sequential increase in gross margin was primarily due to improved factory utilization as a result of increased business volume and a more favorable product mix. Ongoing operating expenses for the March 2010 quarter remained essentially flat compared with the December 2009 quarter.

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Lam Announces Financial Results for the March 2010 Quarter

The geographic distribution of shipments and revenue during the March 2010 quarter is shown in the following table:

Region	Shipments	Revenue
North America	8%	10%
Europe	5%	6%
Japan	11%	11%
Korea	27%	24%
Taiwan	37%	33%
Asia Pacific	12%	16%

Cash and cash equivalents, short-term investments and restricted cash and investments balances were $843.8 million at the end of the March 2010 quarter, compared to $830.6 million at the end of the December 2009 quarter. Cash flows from operating activities were approximately $109.3 million during the March 2010 quarter. Deferred revenue and deferred profit balances at the end of the March 2010 quarter were $238.4 million and $138.2 million, respectively. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $23 million as of March 28, 2010.

“Shipments for the March 2010 quarter represented an all-time high for Lam Research reflecting market share gains in both our etch and clean businesses, supported by strong operational performance of the factory and supply chain,” said Steve Newberry, Lam’s president and chief executive officer. “The continued success of the spin-clean business, evidenced by the recent shipment of our 3,000th spin-clean process chamber, is complemented by our linear-clean and plasma-based bevel clean technologies. Our clean products represent a technology and productivity leadership portfolio that is advancing the success of our adjacent-market growth strategy,” Newberry concluded.

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Lam Announces Financial Results for the March 2010 Quarter

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the anticipated revenue from shipments to Japanese customers, the continued success of our spin-clean business, and our continued ability to maintain strong operational performance of our factory and supply chain and to execute successfully our adjacent market growth strategy. Some factors that may affect these forward-looking statements include: business conditions in the semiconductor industry and the overall economy; the efficacy of Lam’s plans for reacting to those conditions; changing customer demands; the actions of Lam’s competitors; and the challenges presented by the development and marketing of new products. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 28, 2009 and the reports on Form 10-Q for the three months ended September 27, 2009 and December 27, 2009. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select Market SM under the symbol LRCX. Lam is a NASDAQ-100® company. For more information, visit www.lamresearch.com.

Consolidated Financial Tables Follow

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Lam Announces Financial Results for the March 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 28, 2010	December 27, 2009	March 29, 2009	March 28, 2010	March 29, 2009
Total revenue	$632,763	$487,176	$174,412	$1,438,487	$898,182
Cost of goods sold	339,892	268,685	127,680	795,810	556,212
Cost of goods sold - restructuring and asset impairments	—	—	10,217	—	20,993
Cost of goods sold - 409A expense	—	(4,713)	—	(10,168)	—

Total costs of goods sold	339,892	263,972	137,897	785,642	577,205

Gross margin	292,871	223,204	36,515	652,845	320,977
Gross margin as a percent of revenue	46.3%	45.8%	20.9%	45.4%	35.7%
Research and development	81,845	82,171	70,434	235,215	220,778
Selling, general and administrative	61,933	60,111	58,515	174,163	185,813
Goodwill Impairment	—	—	89,076	—	89,076
Restructuring and asset impairments	—	5,919	13,028	8,012	39,117
409A expense	—	(16,345)	646	(34,238)	2,250

Total operating expenses	143,778	131,856	231,699	383,152	537,034

Operating income (loss)	149,093	91,348	(195,184)	269,693	(216,057)
Operating margin as a percent of revenue	23.6%	18.8%	-111.9%	18.7%	-24.1%
Other income (expense), net	1,616	(58)	13,497	1,190	15,281

Income (loss) before income taxes	150,709	91,290	(181,687)	270,883	(200,776)
Income tax expense	30,408	21,716	16,672	64,211	12,882

Net income (loss)	$120,301	$69,574	$(198,359)	$206,672	$(213,658)

Net income (loss) per share:
Basic net income (loss) per share	$0.94	$0.55	$(1.58)	$1.63	$(1.70)

Diluted net income (loss) per share	$0.94	$0.54	$(1.58)	$1.61	$(1.70)

Number of shares used in per share calculations:
Basic	127,307	127,296	125,566	127,127	125,368

Diluted	128,587	128,829	125,566	128,368	125,368

Lam Announces Financial Results for the March 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 28, 2010	December 27, 2009	June 28, 2009
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$461,369	$430,166	$374,167
Short-term investments	217,178	215,567	205,221
Accounts receivable, net	521,810	420,486	253,585
Inventories	281,469	241,296	233,410
Deferred income taxes	49,363	47,984	69,043
Other current assets	73,546	79,482	101,714

Total current assets	1,604,735	1,434,981	1,237,140
Property and equipment, net	203,037	205,089	215,666
Restricted cash and investments	165,284	184,913	178,439
Deferred income taxes	14,380	16,399	17,007
Goodwill and intangible assets	242,868	248,838	260,787
Other assets	94,055	94,622	84,145

Total assets	$2,324,359	$2,184,842	$1,993,184

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$533,361	$445,243	$382,076

Long-term debt and capital leases	$20,314	$35,145	$40,886
Income taxes payable	113,364	107,273	102,999
Other long-term liabilities	12,872	12,397	14,134
Stockholders’ equity	1,644,448	1,584,784	1,453,089

Total liabilities and stockholders’ equity	$2,324,359	$2,184,842	$1,993,184

1	Derived from audited financial statements

Lam Announces Financial Results for the March 2010 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 28, 2010	December 27, 2009	March 29, 2009	March 28, 2010	March 29, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$120,301	$69,574	$(198,359)	$206,672	$(213,658)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	17,872	18,184	19,650	53,737	54,723
Deferred income taxes	640	9,229	12,929	22,351	10,632
Restructuring charges, net	—	5,919	23,245	8,012	60,110
Goodwill Impairment	—	—	89,076	—	89,076
Equity-based compensation expense	10,917	13,259	10,227	38,134	39,684
Income tax benefit on equity-based compensation plans	477	303	(11,115)	691	(13,121)
Excess tax benefit on equity-based compensation plans	(370)	(235)	7,027	(973)	6,510
Other, net	1,210	173	953	2,542	6,818
Changes in operating asset and liabilities:	(41,781)	(43,096)	22,215	(145,886)	(60,783)

Net cash provided by (used for) operating activities	109,266	73,310	(24,152)	185,280	(20,009)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(10,823)	(6,893)	(10,866)	(23,548)	(38,434)
Acquisitions of businesses, net of cash acquired	—	—	(11,706)	—	(19,457)
Net sales/maturities (purchases) of available-for-sale securities	(3,238)	(1,016)	33,961	(14,029)	80,708
Purchase of other investments	—	—	—	(961)	(3,439)
Transfer of restricted cash and investments	19,629	97	558	13,155	(47,748)
Other	—	—	(8,375)	—	(10,375)

Net cash provided by (used for) investing activities	5,568	(7,812)	3,572	(25,383)	(38,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(17,820)	(689)	(239,703)	(20,424)	(255,136)
Net proceeds from issuance of long-term debt	—	52	—	336	625
Excess tax benefit on equity-based compensation plans	370	235	(7,027)	973	(6,510)
Treasury stock purchases	(72,240)	(576)	(546)	(75,172)	(27,749)
Reissuances of treasury stock	5,518	—	5,942	11,279	13,526
Proceeds from issuance of common stock	1,441	4,126	1,283	7,823	5,727

Net cash provided by (used for) financing activities	(82,731)	3,148	(240,051)	(75,185)	(269,517)

Effect of exchange rate changes on cash	(900)	357	(17,634)	2,490	(29,618)
Net increase (decrease) in cash and cash equivalents	31,203	69,003	(278,265)	87,202	(357,889)
Cash and cash equivalents at beginning of period	430,166	361,163	652,913	374,167	732,537

Cash and cash equivalents at end of period	$461,369	$430,166	$374,648	$461,369	$374,648

Lam Announces Financial Results for the March 2010 Quarter

Reconciliation of U.S. GAAP Net Income to Ongoing Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	March 28, 2010	December 27, 2009
U.S. GAAP net income	$120,301	$69,574
Pre-tax non-ongoing items:
Restructuring and asset impairments - operating expenses	—	5,919
409A expense - cost of goods sold	—	(4,713)
409A expense - operating expenses	—	(16,345)
Impairment of investment - other income (expense), net	—	927
Net tax expense on non-ongoing items	—	5,352

Ongoing net income	$120,301	$60,714

Ongoing net income per diluted share	$0.94	$0.47

Number of shares used for diluted per share calculation	128,587	128,829

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Ongoing Gross Margin, Operating

Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	March 28, 2010	December 27, 2009
U.S. GAAP gross margin	$292,871	$223,204
Pre-tax non-ongoing items:
Pre-tax 409A expense - cost of goods sold	—	(4,713)

Ongoing gross margin	$292,871	$218,491

U.S. GAAP gross margin as a percent of revenue	46.3%	45.8%
Ongoing gross margin as a percent of revenue	46.3%	44.8%
U.S. GAAP operating expenses	$143,778	$131,856
Pre-tax non-ongoing items:
Restructuring and asset impairments - operating expenses	—	(5,919)
409A expense - operating expenses	—	16,345

Ongoing operating expenses	$143,778	$142,282

Ongoing operating income	$149,093	$76,209

Ongoing operating margin as a percent of revenue	23.6%	15.6%